Debt Summary Schedule	Exhibit 99
($ in thousands)

Property	Lender	Interest Rate %	12/31/13 Balance	Maturity Date
Fixed Rate Secured

The Apts. At Wellington Trace	M&T Realty - Freddie Mac	5.52%	22,401	04/01/14
Hawthorne Court	Centerline (CIII) - Fannie Mae	5.27%	32,128	07/01/14
The Greens at Columbia	M&T Realty-Fannie Mae	3.93%	8,970	08/01/14
Westchester West - 1st	Berkeley Point Capital - Freddie	6.15%	25,930	03/01/15
Westchester West - 2nd	Berkeley Point Capital - Freddie	6.64%	7,218	03/01/15
Stratford Greens	Capital One Bank	5.75%	29,143	07/01/15
Sayville Commons	M&T Realty - Freddie Mac	5.00%	37,118	08/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	31,842	09/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	21,855	09/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	18,923	09/01/15
Cypress Place Apartments	Prudential - Fannie Mae	6.56%	9,776	11/01/15
Golf Club Apartments	Prudential - Fannie Mae	6.38%	31,483	11/01/15
Northwood Apartments	M&T Realty - Freddie Mac	5.50%	10,049	12/01/15
Cinnamon Run - 1st	M&T Realty - Freddie Mac	5.25%	47,318	01/01/16
Cinnamon Run - 2nd	M&T Realty - Freddie Mac	5.55%	4,918	01/01/16
Peppertree Farm - 1st	M&T Realty - Freddie Mac	5.25%	72,831	01/01/16
Peppertree Farm - 2nd	M&T Realty - Freddie Mac	5.55%	1,788	01/01/16
The Hamptons/Vinings at Hamptons	Prudential - Fannie Mae	5.57%	47,844	02/01/16
Devonshire - 1st	Wachovia - Fannie Mae	5.60%	35,050	04/01/16
Devonshire - 2nd	Wachovia - Fannie Mae	6.24%	8,007	04/01/16
Mid-Island	Prudential - Fannie Mae	5.48%	18,521	04/01/16
Owings Run 1 & 2	Prudential - Fannie Mae	5.59%	40,122	04/01/16
The Manor East	KeyBank - Freddie Mac	3.25%	6,877	04/01/16
Country Village	Centerline (CIII) - Fannie Mae	5.52%	17,590	06/01/16
Fox Hall Apartments	Columbia Nat’l - Freddie Mac	5.61%	47,000	06/01/17
Mill Towne Village	Prudential - Fannie Mae	5.99%	24,239	09/01/17
Royal Gardens Apts.	M&T Realty - Freddie Mac	5.83%	47,000	11/01/17
Village Square 1, 2 & 3	Prudential - Fannie Mae	5.81%	39,285	12/01/17
Chatham Hill	M&T Realty - Freddie Mac	5.59%	42,462	01/01/18
William Henry Apartments	PNC - Fannie Mae	4.85%	27,383	01/01/18
Seminary Towers Apartments	Prudential - Fannie Mae	5.49%	53,515	07/01/18
The Manor (MD)	Prudential - Fannie Mae	4.23%	44,245	11/01/18
Bonnie Ridge - 1st	Prudential Life	6.60%	7,663	12/15/18
Bonnie Ridge - 2nd	Prudential Life	6.16%	16,554	12/15/18
Bonnie Ridge - 3rd	Prudential Life	6.07%	23,640	12/15/18
Annapolis Roads	Amerisphere - Fannie Mae	5.12%	22,982	01/01/19
Ridgeview at Wakefield Valley	M&T Realty - Freddie Mac	5.75%	17,447	01/01/19
The Sycamores	M&T Realty - Freddie Mac	5.71%	20,335	01/01/19
Top Field Apartments	M&T Realty - Fannie Mae	4.84%	15,888	01/01/19
Westwood Village	M&T Realty - Freddie Mac	5.68%	44,548	01/01/19
The Brooke at Peachtree	Wells Fargo - Fannie Mae	5.47%	11,771	07/01/19
Glen Manor	Prudential - Fannie Mae	5.83%	7,599	08/01/19
Ridley Brook	Prudential - Fannie Mae	5.83%	12,616	08/01/19
The Courts at Fair Oaks	Walker&Dunlop - Freddie CME	4.50%	47,150	08/01/19
Southern Meadows	Red Mortgage - Fannie Mae	5.36%	39,018	10/01/19
Elmwood Terrace	M&T Realty - Fannie Mae	5.56%	25,647	11/01/19
Lakeview	Greystone - Fannie Mae	5.31%	8,698	12/01/19
The Landings	Prudential - Fannie Mae	5.60%	25,055	01/01/20
East Meadow Apartments	M&T Realty - Freddie Mac	5.40%	14,101	05/01/20
Selford Townhomes	M&T Realty - Freddie Mac	5.40%	8,525	05/01/20
Stone Ends Apts.	M&T Realty - Freddie Mac	5.40%	24,012	05/01/20
Tamarron Apartments	M&T Realty - Freddie Mac	5.40%	14,109	05/01/20
The Manor (VA)	M&T Realty - Freddie Mac	5.40%	13,242	05/01/20
Woodmont Village	M&T Realty - Freddie Mac	5.40%	9,555	05/01/20
Trexler Park	Greystone - Fannie Mae	4.34%	36,731	08/01/20
Arbor Park of Alexandria	Prudential - Fannie Mae	4.35%	92,638	11/01/20
New Orleans Park	M&T Realty - Fannie Mae	4.58%	22,545	11/01/20
Racquet Club East	PNC - Fannie Mae	4.74%	36,116	12/01/20
Heritage Woods Apts	Greystone - Fannie Mae	5.39%	13,922	01/01/21
The Meadows at Marlborough	Prudential - Fannie Mae	5.50%	20,344	01/01/21
Home Properties of Devon	M&T Realty - Fannie Mae	4.85%	58,303	08/01/21
Pleasant View Gardens	Prudential - Fannie Mae	4.51%	91,733	11/01/21
Dunfield Townhomes	Midland Mortgage - HUD	5.25%	10,519	09/01/28
Highland House	Arbor Comml - Fannie Mae	6.32%	5,343	01/01/29
Wtd Avg - Fixed Secured		5.21%	$1,731,177

Debt Summary Schedule	Exhibit 99
($ in thousands)

Property	Lender	Interest Rate %	12/31/13 Balance	Maturity Date
Variable Rate Secured
Cider Mill Apts	M&T Realty - Freddie Mac	3.07%	58,709	01/01/17
Sherry Lake	M&T Realty - Freddie Mac	2.91%	24,331	04/01/17
Wtd Avg - Variable Secured		3.02%	$83,040
Wtd Avg - Total Secured Debt		5.11%	$1,814,217
Fixed Rate Unsecured
Private Placement Senior Notes - Series A	Various Investors	4.46%	$90,000	12/19/18
Private Placement Senior Notes - Series B	Various Investors	5.00%	60,000	12/19/21
Senior Notes	Prudential Life Insurance	4.16%	50,000	06/27/19
Bank Term Loan w/ Interest Rate Swap	M&T Bank et. al.	1.69%	250,000	08/18/18
Variable Rate Unsecured
Revolving Line of Credit	M&T Bank et. al.	1.19%	193,000	08/18/17
Wtd Avg - Total Unsecured Debt		2.43%	$643,000
Total Combined Debt		4.41%	$2,457,217